UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard

6th Floor

Atlanta, GA 30319

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Ocwen’s Annual Meeting of Shareholders was held on May 9, 2012. Shareholders voted on the matters set forth below.

1.The nominees for election to the Board of Directors were elected, each for a one-year term or until their successors shall be elected and qualified, based upon the following votes:

Nominee	Votes For	Withheld	Broker Non-Votes
William C. Erbey	110,766,123	3,352,519	3,040,282
Ronald M. Faris	112,083,674	2,034,968	3,040,282
Ronald J. Korn	113,738,443	380,199	3,040,282
William H. Lacy	112,794,492	1,324,150	3,040,282
Robert A. Salcetti	112,794,567	1,324,075	3,040,282
Barry N. Wish	103,429,624	10,689,018	3,040,282

2.The proposal to ratify the appointment of Deloitte &Touche LLP as the Company’s independent registered public accounting firm for 2012 was approved based upon the following votes:

Votes for approval	111,308,959
Votes against	22,408
Abstentions	11,827
There were no broker non-votes for this item.

3. The advisory vote on executive compensation for the following resolution was approved upon the following votes:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities Exchange Commission including the Compensation Discussion and Analysis, the compensation tables and any related material.

Votes for approval	105,238,851
Votes against	585,125
Abstentions	2,478,936
Broker Non-Votes	3,040,282

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCWEN FINANCIAL CORPORATION

By:	/s/ John V. Britti
John V. Britti
Executive Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)

DATE: May 10, 2012

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